                                                                    EXHIBIT 10.2



                    * * * * * * * * * * * * * * * * * * * *

                                     Lease


                             RIATA CORPORATE PARK



                    * * * * * * * * * * * * * * * * * * * *

                                    Between



                            NETSOLVE, INCORPORATED
                                   (Tenant)



                                      and



                           CARRAMERICA REALTY, L.P.
                           T/A RIATA CORPORATE PARK
                                  (Landlord)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   LEASE AGREEMENT......................................................... 1
     A.     Lease of Premises................................................ 1
     B.     Determination of Building Site................................... 1
     C.     Determination of Rentable Square Feet............................ 1
     D.     Definitions...................................................... 2
            (1)    Usable Area............................................... 2
            (2)    General Common Areas...................................... 2
            (3)    Floor Common Areas........................................ 2

2.   RENT.................................................................... 2
     A.     Types of Rent.................................................... 2
            (1)    Base Rent................................................. 3
            (2)    Operating Cost Share Rent................................. 3
            (3)    Additional Rent........................................... 3
            (4)    Rent...................................................... 3
     B.     Payment of Operating Cost Share Rent............................. 4
            (1)    Payment of Estimated Operating Cost Share Rent............ 4
            (2)    Correction of Operating Cost Share Rent................... 4
            (3)    Tenant's Audit Rights..................................... 4
     C.     Definitions...................................................... 5
            (1)    Included Operating Costs.................................. 5
            (2)    Excluded Operating Costs.................................. 6
            (3)    Taxes..................................................... 7
            (4)    Lease Year................................................ 7
            (5)    Fiscal Year............................................... 7
            (6)    Tenant's Proportionate Share.............................. 7
     D.     Computation of Base Rent and Rent Adjustments.................... 8
            (1)    Prorations................................................ 8
            (2)    Default Interest.......................................... 8
            (3)    Rent Adjustments.......................................... 8
            (4)    Miscellaneous............................................. 8

3.   PREPARATION AND CONDITION OF PREMISES; POSSESSION AND
     SURRENDER OF PREMISES................................................... 8
     A.     Condition of Premises............................................ 8
     B.     Tenant's Possession.............................................. 8
     C.     Maintenance...................................................... 9

4.   PROJECT SERVICES........................................................ 9
     A.    Heating and Air Conditioning...................................... 9
     B.    Elevators......................................................... 9

     C.    Electricity....................................................... 9
     D.    Water.............................................................10
     E.    Janitorial Service................................................10
     F.    Parking...........................................................10
     G.    Building Security.................................................11
     H.    Interruption of Services..........................................11

5.   ALTERATIONS AND REPAIRS.................................................11
     A.    Landlord's Consent and Conditions.................................11
     B.    Damage to Systems.................................................12
     C.    No Liens..........................................................12
     D.    Ownership of Improvements.........................................13
     E.    Removal at Termination............................................13

6.   USE OF PREMISES.........................................................13

7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES............................14

8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE............................14
     A.    Waiver of Claims..................................................14
     B.    Indemnification...................................................14
     C.    Tenant's Insurance................................................15
     D.    Insurance Certificates............................................16
     E.    Landlord's Insurance..............................................16

9.   FIRE AND OTHER CASUALTY.................................................16
     A.    Termination.......................................................16
     B.    Restoration.......................................................17

10.  EMINENT DOMAIN..........................................................17

11.  RIGHTS RESERVED TO LANDLORD.............................................17
     A.    Name..............................................................17
     B.    Signs.............................................................17
     C.    Window Treatments.................................................17
     D.    Keys..............................................................18
     E.    Access............................................................18
     F.    Preparation for Reoccupancy.......................................18
     G.    Heavy Articles....................................................18
     H.    Show Premises.....................................................18
     I.    Intentionally Deleted.............................................18
     J.    Use of Lockbox....................................................18
     K.    Repairs and Alterations...........................................18
     L.    Landlord's Agents.................................................19
     M.    Building Services.................................................19

     N.    Other Actions.....................................................19

12.  TENANT'S DEFAULT........................................................19
     A.    Rent Default......................................................19
     B.    Assignment/Sublease or Hazardous Substances Default...............19
     C.    Other Performance Default.........................................19
     D.    Credit Default....................................................19
     E.    Vacation or Abandonment Default...................................20

13.  LANDLORD REMEDIES.......................................................20
     A.    Termination of Lease or Possession................................20
     B.    Lease Termination Damages.........................................20
     C.    Possession Termination Damages....................................20
     D.    Landlord's Remedies Cumulative....................................20
     E.    Waiver of Trial by Jury...........................................21
     F.    Litigation Costs..................................................21

14.  SURRENDER...............................................................21

15.  HOLDOVER................................................................21

16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES............................21
     A.    Subordination.....................................................21
     B.    Termination of Ground Lease or Foreclosure of Mortgage............22
     C.    Security Deposit..................................................22
     D.    Notice and Right to Cure..........................................22
     E.    Definitions.......................................................22

17.  ASSIGNMENT AND SUBLEASE.................................................23
     A.    In General........................................................23
     B.    Landlord's Consent................................................23
     C.    Procedure.........................................................23
     D.    Excess Payments...................................................24
     E.    Recapture.........................................................24

18.  CONVEYANCE BY LANDLORD..................................................24

19.  ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS..............................24

20.  SECURITY DEPOSIT........................................................25

21.  FORCE MAJEURE...........................................................25

22.  NOTICES.................................................................25
     A.    Landlord..........................................................26

     B.    Tenant............................................................26

23.  QUIET POSSESSION........................................................27

24.  REAL ESTATE BROKER......................................................27

25.  MISCELLANEOUS...........................................................27
     A.    Successors and Assigns............................................27
     B.    Date Payments Are Due.............................................27
     C.    Meaning of "Landlord", "Re-Entry, "including" and "Affiliate".....27
     D.    Time of the Essence...............................................27
     E.    No Option.........................................................27
     F.    Severability......................................................27
     G.    Governing Law.....................................................28
     H.    Lease Modification................................................28
     I.    No Oral Modification..............................................28
     J.    Landlord's Right to Cure..........................................28
     K.    Captions..........................................................28
     L.    Authority.........................................................28
     M.    Landlord's Enforcement of Remedies................................28
     N.    Entire Agreement..................................................28
     O.    Landlord's Title..................................................28
     P.    Light and Air Rights..............................................28
     Q.    Singular and Plural...............................................28
     R.    No Recording by Tenant............................................29
     S.    Exclusivity.......................................................29
     T.    No Construction Against Drafting Party............................29
     U.    Survival..........................................................29
     V.    Rent Not Based on Income..........................................29
     W.    Building Manager and Service Providers............................29
     X.    Late Charge and Interest on Late Payments.........................29
     Y.    Usury Savings.....................................................29
     Z.    Waiver of Warranties..............................................30
     AA.   Effective Date....................................................30
     BB.   Special Provisions................................................30

26.  UNRELATED BUSINESS INCOME...............................................30

27.  HAZARDOUS SUBSTANCES....................................................30

28.  LANDLORD'S DEFAULT; EXCULPATION.........................................30

29.  LANDLORD'S LIEN.........................................................31

APPENDIX A - LEGAL DESCRIPTION OF LAND AND PLAN OF THE PREMISES
APPENDIX A-1 - INITIAL PROJECT SITE PLAN
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - SPECIAL PROVISIONS

                                     LEASE

     THIS LEASE (the "Lease") is made as of September 30, 1997 between CarrAmerica Realty, L.P., a Delaware limited partnership, t/a Riata Corporate Park (the "Landlord"), and the Tenant as named in the Schedule below. The term "Building" means the building known as "Riata Corporate Park Building 4, 5 or 6" (see Section 1B below) with a local address of 12,331-A (Building 4), 12,331-B (Building 5) or 12,357-A (Building 6) Riata Trace Parkway, Austin, Texas, and situated on the land legally described in Appendix A. "Premises" means that part of the Building leased to Tenant described in the Schedule and outlined on Appendix A. The Building is part of an office development (the "Project") known as "Riata Corporate Park," the extent and configuration of which shall be determined by Landlord from time to time. The initial configuration of the Project is outlined on the site plan attached hereto as Appendix A-1.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                   SCHEDULE

1.   Tenant:  NetSolve, Incorporated, a Delaware corporation
2.   Premises:  Suites 100, 200 and 300, Riata Corporate Park Building 4, 5 or 6
3. Rentable Square Feet: Approximately 69,877 (all of the 2nd and 3rd floors and a portion of the 1st floor)
4. Tenant's Proportionate Share: 76.51% (based upon a total of 91,332 rentable square feet in the Building)
5.   Security Deposit:  $1,000,000.00 Letter of Credit
6.   Tenant's Real Estate Broker for this Lease:  Robert M. Ehrlich, Inc.
7.   Landlord's Real Estate Broker for this Lease:  Oxford Commercial, Inc.
8. Tenant Improvements: See the Tenant Improvement Agreement attached hereto as Appendix C
9. Commencement Date: Later of (a) the Completion Date (as defined in Appendix C), or (b) the date established by Landlord, provided that Landlord provide written notice thereof to Tenant at least one hundred fifty (150) days prior to the date established and that such date not occur prior to March 1, 1998 or after May 1, 1998 (if Landlord fails to give such notice timely, the "date established by Landlord" for purposes of this clause (b) shall be May 1, 1998); Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.
10. Termination Date/Term: Sixty-eight (68) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.
11.  Base Rent:
                                                        Estimated Monthly
     Period            Annual Base Rent                 Base Rent Payment
     ------            ----------------                 -----------------

     Months 1 - 36     $12.75 per rentable square foot         $74,244.31

     Months 37 - 68    $15.50 per rentable square foot         $90,257.79

12. Initial estimated Operating Cost Share Rent: $7.00 per rentable square foot per year ($489,139.00 per year/$40,761.58 per month).

     1.   LEASE AGREEMENT.

     A. Lease of Premises. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     B. Determination of Building Site. Tenant acknowledges that while Landlord and Tenant have agreed on the amount of approximate rentable square feet within the Premises to be leased by Tenant hereunder, Landlord has not yet determined whether such Premises will be located in Building 4, 5 or 6 within the Project, as shown on Appendix A-1. Landlord shall make such determination and provide Tenant written notice thereof at least one hundred fifty (150) days prior to the Commencement Date. Upon such determination, the Building reference in the first paragraph of this Lease, in the Schedule, and in the Commencement Date Confirmation shall be deemed to be the numeric identification of the Building in which the Premises are located, and Tenant and Landlord shall execute an addendum to this Lease acknowledging such determination.

     C. Determination of Rentable Square Feet. Landlord and Tenant acknowledge and agree that the Rentable Square Footage as stated in the Schedule is an approximation and cannot be conclusively determined until after completion of construction of the Premises and the Building. Within sixty (60) days of the Completion Date, the Rentable Square Footage of the Premises shall be determined and certified in writing by Landlord's architect using the modified "BOMA" standard, as described below. For purposes of this determination, Rentable Square Footage for the Premises shall be calculated by taking the sum of the following:

          (1) (i) Square footage of Tenant's Usable Area within the first (1st) floor of the Building plus (ii) an "add-on factor" for Tenant's share of General Common Area and the Floor Common Area for the 1st floor. The current estimate for the add-on-factor for the 1st floor of the Building, so long as Tenant shares such floor with other tenants, is 16.52% times Tenant's Usable Area within the 1st floor. In the event only Tenant occupies such floor, the current estimate for the add-on factor for the 1st floor is 4.84% times Tenant's Usable Area within the 1st floor.

          (2) (i) Square footage of all Usable Area within the second (2nd) floor of the Building, including Floor Common Area plus (ii) an "add-on factor" to account for Tenant's share of General Common Area. The current estimate for the add-on-factor for the 2nd floor of the Building, so long as such floor is occupied only by Tenant, is 4.44% times all Usable Area within the 2nd floor.

          (3) (i) Square footage of all Usable Area within the third (3rd) floor of the Building, including Floor Common Area plus (ii) an "add-on factor" to account for Tenant's share of General Common Area. The current estimate for the add-on-factor for the 3rd floor of the Building, so long as such floor is occupied only by Tenant, is 4.25% times all Usable Area within the 3rd floor.

Notwithstanding anything to the contrary in the foregoing, (i) the calculation of total Rentable Square Footage for any one floor in the Building shall not be affected by whether such floor is single-tenant or multi-tenant, (ii) the sum of all Usable Area within the Building plus the applicable add-on factors as set forth above shall not exceed the total Rentable Square Footage of the Building, and (iii) in no event shall the Rentable Square Footage of the Premises exceed one hundred five percent (105%) of the approximate square footage figure set forth in the Plans (as defined in the Tenant Improvement Agreement attached as Appendix C) as finally approved by Landlord and Tenant.

     D.   Definitions.

          (1) Usable Area. "Usable Area" is computed (i) with respect to multi-tenant floors, by measuring to the finished surface of the Premises side of the corridor and other permanent walls, to the center of partitions that separate the Premises from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls, and (ii) with respect to single tenant floors, by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding major vertical penetrations of the floor. Deductions are not made for columns and projections necessary to the building.

          (2) General Common Areas. "General Common Areas" are defined as all areas intended for use by all building tenants (including building lobby, mailroom, elevator equipment rooms, security office and fire sprinkler rooms).

          (3) Floor Common Areas. "Floor Common Areas" are defined as all areas for use by tenants of a single floor only, and include restrooms, janitor's closets, mechanical, electrical, telephone rooms and building corridors, calculated by subtracting all Usable Area on a multi-tenant floor from the Usable Area for such floor as determined for occupancy by a single tenant.

      2.  RENT.

      A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

          CarrAmerica Realty, L.P.
          t/a Riata Corporate Park
          P.O. Box ________ [to be provided by Landlord prior to Commencement Date]
          Atlanta, GA 30384-0566
or by wire transfer as follows:

          NationsBank, N.A. (South)
          ABA Number 061-000-052
          Account Number _______ [to be provided by Landlord prior to Commencement Date]

or at such other address or using such other wiring instructions as Landlord may notify Tenant in writing:

          (1) Base Rent in monthly installments in advance, the first monthly installment payable within ten (10) days after Landlord gives Tenant the notice required under Section 1.B above, the second monthly installment payable on the first day of the second full calendar month following the Commencement Date, and thereafter on or before the first day of each succeeding calendar month of the Term in the amount set forth on the Schedule. In addition, Tenant shall pay on the Commencement Date prorated Base Rent for any partial month in which the Commencement Date occurs, if the Commencement Date falls on a day other than the first (1st) day of such month.

          (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent, are set forth in Sections 2B, 2C and 2D hereof.

          (3) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

          (4) Rent as used in this Lease means Base Rent, Operating Cost Share Rent and Additional Rent. Except as expressly provided herein, Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind. Notwithstanding the foregoing, Tenant shall be entitled to an abatement of Base Rent and Operating Cost Share Rent allocable to 16,475 Rentable Square Feet on the 3rd floor of the Building, such abatement period commencing on the Commencement Date and ending on the same day of the eighth (8th) calendar month thereafter, including any partial month in which the Commencement Date occurs and any partial month at the end of such abatement period (i.e., a 23.5% total 8-month abatement assuming Rentable Square Footage of 69,877 for the entire Premises). If Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

      B.   Payment of Operating Cost Share Rent.

           (1) Payment of Estimated Operating Cost Share Rent. Landlord shall estimate the Operating Costs of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, but Landlord shall not revise the Operating Cost estimate more than once during each Fiscal Year and shall provide Tenant with all calculations and documents supporting the appropriateness of such revisions.

           Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

           (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred for each major expense category, compared to Landlord's corresponding estimates for such expenses, (b) the amount of Operating Cost Share Rent applicable to Tenant as calculated in accordance with this Lease, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due or shall reimburse such amount to Tenant if such amount exceeds two (2) calendar months of Operating Cost Share Rent. Upon request by Tenant, Landlord shall provide sufficient documentation evidencing the accuracy of the actual Operating Costs.

           (3) Tenant's Audit Rights. Landlord shall maintain books and records reflecting the Operating Costs in accordance with sound accounting and management practices. Tenant and, if Tenant elects, its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the delivery of the Operating Cost Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and, if applicable, its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on the Operating Cost Report in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs overstated the amounts thereof by more than five percent (5%).

     C.   Definitions.

          (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements paid or incurred by Landlord in connection with the management [including an annual management fee, which shall not exceed four and one-half percent (4 1/2%) of Rent (net of the management fee) for such year], maintenance, operation, insurance, repair, replacement and other related activities in connection with any part of the Building (or the Project, in accordance with Section 2D(3) below) and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include Taxes (as defined below) and the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord (together with an amount equal to interest at ten percent (10%) per annum on the unamortized portion of such capital costs, computed on a monthly basis) over the estimated useful life of such item, and such amortized costs shall be included in Operating Costs only for that portion of the useful life of the Included Capital Item which falls within the Term.

          If the Building is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Building been fully occupied, provided that Landlord shall use commercially-reasonable standards in determining the extent of each such adjustment. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Building increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant, which amount shall equal the product of such tenant's rentable square footage times Landlord's average cost per rentable square foot for providing such service to other Building tenants.

          (2)  Excluded Operating Costs.  Operating Costs shall not include:

               (a) costs of alterations of tenant premises;

               (b) costs of capital improvements other than Included Capital
                   Items;

               (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

               (d) real estate brokers' leasing commissions;

               (e) legal fees, space planner fees and advertising expenses, or any other expenses incurred with regard to leasing the Building or portions thereof;

               (f) any cost or expenditure for which Landlord is reimbursed, by tenants, insurance proceeds or otherwise, except by Operating Cost Share Rent;

               (g) the cost of any service furnished to any other tenant of the
                   Building which Landlord does not make available to Tenant;

               (h) depreciation (except on any Included Capital Items);

               (i) franchise or income taxes imposed upon Landlord;

               (j) costs of correcting defects in construction of the Building
                   (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

               (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

               (l) the wages or any other costs (direct or allocated) of any employee for services not related directly to the management, maintenance, operation and repair of the Project;

               (m) fines, penalties and interest; and

               (n) in the event Landlord contracts with a person or entity which is affiliated with Landlord for a good or service, any portion of the actual cost thereof which exceeds the fair market cost thereof.

          (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Building and adjacent portions of the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of Landlord's personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, assessments by any property owners association or under any deed or other restrictive covenants and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses reasonably incurred by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable and actually paid during such year, and (b) from all other Taxes, shall be the amount actually paid in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

          Taxes shall not include any net federal or state income (except Rent
     Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes.

          (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

          (6) Tenant's Proportionate Share. "Tenant's Proportionate Share" means a fraction, the numerator of which is the total Rentable Square Footage of the Premises, and the denominator of which is the total Rentable Square Footage of the Building.

      D.  Computation of Base Rent and Rent Adjustments.

          (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent and Operating Cost Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent shall be prorated for the applicable Fiscal Year.

          (2) Default Interest. Any sum due from Tenant to Landlord not paid within five (5) days from the date that it is due shall bear interest from the date due until paid at eighteen percent (18%) per annum.

          (3) Rent Adjustments. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord shall proportionately allocate such Operating Cost among the related Fiscal Years. Operating Costs allocable to the Project as a whole (as opposed to a single building within the Project), including all maintenance, repair, replacement, insurance, Taxes and other Operating Costs associated with the parking and driveway areas, landscaping, project and directional signage and other common areas within the Project (but excluding any costs incurred by Landlord for the purpose of holding land within the Project for future development), shall be allocated among the completed buildings in the Project based upon the relative Rentable Square Feet within such buildings, and Operating Cost Share Rent shall include Tenant's Proportionate Share of such Operating Costs allocated to the Building.

          (4) Miscellaneous. So long as Tenant is in continuing default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord until such default is cured. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other in accordance with Sections 2B(2) and 2B(3) hereof. Landlord may commingle any payments made with respect to Operating Cost Share Rent, without payment of interest.

     3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

     A. Condition of Premises. Except to the extent of Landlord's construction obligations as set forth in Appendix C, Landlord is leasing the Premises to Tenant "as is" (subject to completion of such construction), without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

     B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition unless Tenant notifies Landlord in writing to the contrary within ten (10) days of such taking of possession. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth in the Schedule for months 1-36 of the Term, prorated for any partial month.

     C. Maintenance. Throughout the Term, Landlord shall maintain the structural members, roof and mechanical, electrical and other systems (including building standard lighting) of the Premises and the Building in good condition and repair subject to Landlord's reimbursement for the costs thereof by Tenant's payment of Operating Cost Share Rent. Tenant shall maintain all other portions of the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted. To the extent Tenant fails to perform this obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     4.  PROJECT SERVICES.  Landlord shall furnish services as follows:

     A. Heating and Air Conditioning. During the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's reasonable judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord or Tenant may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof. Tenant's installation of such supplementary units shall be subject to Section 5 hereof.

     Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning, not to exceed one hundred fifteen percent (115%) of actual costs (including reasonable depreciation). Landlord shall consult with Tenant as to the most efficient method for providing after-hours service, and shall be reasonable in determining the method to be used.

     B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants, if applicable. Landlord shall provide limited passenger service (or full passenger service upon Tenant's request and at Tenant's expense) at other times, except in case of an emergency. Landlord shall install and maintain an electronic access control system in all elevators for the use of Tenant and the other tenants of the Building, to the extent such other tenants are located above the 1st floor of the Building.

     C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment, and such additional electricity as may be provided in the Plans. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord, except as provided in the Plans. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, or if Tenant's extended operating hours require electricity consumption in excess of that which is necessary to operate a normal office, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such additional rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

     D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes, and for the showers, sink and dishwasher to be located in the break room in the Premises as shown on the Plans. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

     E. Janitorial Service. Landlord shall furnish janitorial service as is generally provided for similar quality office space in Austin, Texas.

     F. Parking. Landlord shall provide parking areas for the Project, as designated by Landlord from time to time, for the nonexclusive use by Tenant and its employees and other invitees in common with Landlord and other tenants of Project and their respective employees and other invitees, which parking areas shall contain a total of no fewer than four (4) parking spaces (including visitor parking spaces) for every one thousand (1,000) Rentable Square Feet contained within the Project. Landlord shall provide ten (10) parking spaces within such parking areas within close proximity to the Building, which shall be reserved for Tenant's exclusive use. Subject to the foregoing, Tenant shall have no right to exclusive parking with respect to any parking spaces within the Project, and Tenant shall not tow cars or otherwise enforce its parking rights against third parties. Tenant shall not allow its employees or other invitees to park within any public streets adjacent to the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties and Landlord shall have no liability to Tenant due to Tenant's inability to utilize parking spaces within the Project; however, Landlord shall have the right, but not the obligation, to impose reasonable rules and regulations as Landlord may deem necessary to regulate parking within the Project, including registration of license plate numbers for vehicles driven by Tenant's employees, issuance and monitoring of parking tags or permits and/or designation of exclusive parking spaces; further and not withstanding the foregoing, upon request by Tenant, Landlord shall consult with Tenant and shall use all reasonable efforts to resolve parking problems within the Project identified by Tenant, which may include imposition of reasonable rules, regulations and enforcement policies in an effort to resolve such problems, and if not resolved Tenant may allow its employees or invitees to park within adjacent public streets if allowed under applicable laws and any restrictive covenants. Surface visitor parking shall be available at no charge to Tenant or Tenant's visitors.

     G. Building Security. Landlord shall install and maintain an electronic access control system for entry into the Building during hours other than normal business hours as set forth above for the use of Tenant and the other tenants of the Building. The access system for entry into the Building and the access system for entry into Tenant's spaces within the Building shall be coordinated. Upon the request of Tenant and at Tenant's expense, Landlord shall provide Tenant with copies of Landlord's log books showing records of access activity. Landlord shall also install and maintain a fire sprinkler system for the Building in accordance with applicable governmental requirements.

     H. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly. In the event such repair work would be unreasonably disruptive to Tenant's business in the Premises, Landlord shall perform such work during non-business hours unless Landlord must perform such work during business hours for safety or security reasons. Landlord's inability to furnish, to any extent, the Project services set forth in this
Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent except as provided below, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least three (3) consecutive business days, monthly Rent shall be abated proportionately.

     5.  ALTERATIONS AND REPAIRS.

     A. Landlord's Consent and Conditions. Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed and shall be deemed given if not refused within ten (10) business days after written request therefor. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

     The following requirements shall apply to all Work:

          (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

          (2) Tenant's Work shall not unreasonably interfere with other work to be performed or services to be rendered in the Project.

          (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

          (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

          (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed seven and one-half percent (7 1/2%) of labor, material, and all other costs of the Work (excluding the Initial Improvements), if Landlord's employees or contractors perform the Work.

          (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens from all contractors and subcontractors, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

          (8) Tenant shall pay for the cost of all Work.

      B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged as a result of the Work, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement.
Other than as set forth in Section 3(C) hereof, Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so within ten (10) days after written demand by Landlord (or with no demand in the case of an emergency), Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

      C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim by bonding in accordance with the Texas Property Code, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

      D. Ownership of Improvements. All Initial Improvements constructed under Appendix C shall become the property of Landlord upon installation, and shall be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant's right to possession. All Work (not including the Initial Improvements) as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and fixtures (except trade fixtures designated as such by Tenant in any request for Landlord's approval of alterations) constructed in the Premises by either Landlord or Tenant (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Section 5E below; provided that any Work paid for by Tenant may be removed by Tenant and, in such event, Tenant shall restore the Premises to its condition prior to the installation of such Work.

      E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession, Tenant shall remove from the Building, at Tenant's cost, its designated trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any improvements made by Tenant to any portion of the Building or the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for removal, repair or disposition.

      6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises. In the event the use by any other tenant within the Project would violate the terms of this
Section 6 with respect to such tenant's premises, Tenant shall have no obligation to share in any increase in costs caused by such use which would otherwise be chargeable to Tenant.

      If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building, the Project or the Premises under such laws.

      7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Project. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

      8.  WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

      A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, to the extent typically covered under policies of "All Risks" Property Insurance.

      To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant, to the extent typically covered under policies of "All Risks" Property Insurance.

      B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from Tenant's use or occupancy of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

      Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

      C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease,
     (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

          (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property in the Premises. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord and its employees and agents.

          (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:
                    Each Accident             $500,000
                    Disease--Policy Limit     $500,000
                    Disease--Each Employee    $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1) above. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

     Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:
                    Each Accident             $500,000
                    Disease--Policy Limit     $500,000
                    Disease--Each Employee    $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

      D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for ten
(10) days prior written notice of cancellation to Landlord and Tenant.

      E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building and the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

      9.  FIRE AND OTHER CASUALTY.

      A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

      B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty as established by a court having jurisdiction over the Project.

      10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Building is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligation as set herein.

      11. RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

      A. Name. To change the name or street address of the Project or the Building or the suite number(s) of the Premises.

      B. Signs. To install and maintain any signs within the Project in the interior of the Building, to install and maintain building identification signs on the exterior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. Notwithstanding the foregoing, Landlord agrees that Tenant shall have the right to install, at Tenant's expense (but which may be reimbursed out of Landlord's Contribution under Appendix C), its signage on the exterior of the Building and on a monument sign located within the Project common areas, as well as one (1) interior sign on the second floor front entrance to the Premises visible from the first floor lobby, all subject to (i) Landlord's signage and architectural guidelines applicable to the Project and (ii) Landlord's approval as to the size, location and design thereof pursuant to the Tenant Improvement Agreement. Tenant shall be solely responsible for and shall obtain all sign permits and other governmental approvals required for its signage.

      C. Window Treatments. To approve, at its reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

      D. Keys. To retain and use passkeys to enter the Premises or any door within the Premises upon reasonable advance notice (except in case of emergency), but only for the purpose of performing Landlord's duties or as otherwise permitted under the Lease. Tenant shall not alter or add any lock or bolt.

      E. Access. To have access to inspect the Premises, perform its obligations hereunder, and make repairs, alterations, additions or improvements as permitted by this Lease, upon reasonable advance notice (except in case of emergency).

      F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent through the date of termination of this Lease.

      G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

      H. Show Premises. To show the Premises to prospective purchasers, non-leasing brokers, lenders, investors, rating agencies or others at any reasonable time after reasonable prior notice (which may be oral), and to show the Premises to prospective tenants and leasing brokers within twelve (12) months prior to the expiration of the Term (or such earlier period of time as may be consented to by Tenant, in Tenant's sole discretion), provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's business or use of the Premises or conduct of business therein.

      I.  [Intentionally Deleted]

      J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment.

      K. Repairs and Alterations. To make repairs or alterations to the Project or the Building and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project or the Building, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project or the Building, provided that Landlord shall use all reasonable efforts to perform such work in a manner that does not unreasonably interfere with Tenant's use of the Premises. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred; provided, however, that Tenant shall not be obligated to pay such expenses if Tenant is requiring that the work be done after business hours in order to prevent an unreasonable interference with Tenant's use of the Premises. Landlord may do or permit any work on any nearby building, land, street, alley or way.

      L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

      M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises. In the event such work will, in Tenant's reasonable business judgment, unreasonably interfere with Tenant's use of the Premises, Tenant may require that such work be done after business hours.

      N. Other Actions. To take any other action which Landlord reasonably deems necessary or desirable in connection with the operation, maintenance or preservation of the Project or the Building.

      12. TENANT'S DEFAULT.  Any of the following shall constitute a default by
Tenant:

      A. Rent Default. Tenant fails to pay any Rent when due, and, in the case of the first two (2) such failures each Lease Year during the Term of this Lease, this failure continues for ten (10) days after written notice from Landlord;

      B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 27 Hazardous Substances;

      C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for fifteen
(15) days after written notice from Landlord, except that if Tenant begins to cure its failure within the fifteen (15) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the fifteen (15) day period shall be extended to thirty (30) days, or such lesser period as is reasonably necessary to complete the cure;

      D.  Credit Default.  One of the following credit defaults occurs:

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

      E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

      13. LANDLORD REMEDIES.

      A. Termination of Lease or Possession. If Tenant defaults and does not cure such default within the applicable cure period, if any, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

      B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of seven percent (7%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting. Landlord agrees to use reasonable efforts to relet the Premises and otherwise mitigate any damages arising out of Tenant's default.

      C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Project. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

      D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate under Section 2D(2) above until paid.

      E. Waiver of Trial by Jury. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE.
EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN TRAVIS COUNTY, TEXAS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

      F. Litigation Costs. The prevailing party in any dispute between Landlord and Tenant concerning this Lease shall be entitled to recover its reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed, from the non-prevailing party.

      14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord broom clean and in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations as permitted under Section 5 hereof, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

      15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent and Operating Cost Share Rent at one hundred fifty percent (150%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and, if Tenant fails to surrender the Premises within thirty (30) days of written notice, Landlord's consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession upon demand, or any other of Landlord's remedies.

      16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

      A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Building or any other portion of the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee,

Tenant shall within fifteen (15) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

      B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Building, then, at the option of such ground lessor, mortgagee or purchaser and conditioned upon its agreement not to disturb Tenant's quiet possession of the Premises so long as Tenant is not in default hereunder, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Building. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn and the ground lessor or mortgagee's agreement not to disturb Tenant's quiet possession, so long as Tenant is not in default hereunder.

      C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee. Tenant shall not be required to place any additional security deposit with such ground lessor or mortgagee beyond that already then required and in place under this Lease.

      D. Notice and Right to Cure. The Building is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is reasonably necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

      E. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and "mortgagee" shall include "beneficiary" under such deed of trust, "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

      17. ASSIGNMENT AND SUBLEASE.

      A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees, resellers and supplier partners to occupy any part of the Premises, provided that such resellers and supplier partners shall not be separately identified to the outside public. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease other than as permitted herein or sublet the Premises in its entirety, any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein. The sale, conveyance or issuance of capital stock of Tenant shall not constitute an assignment of this Lease.

      B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility and nature of business of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Project or the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment (but not a sublease) is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

      C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

      D. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

      E. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

      18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Building or this Lease, Landlord shall be released of any obligations occurring after such transfer provided any transferee of Landlord assumes in writing all of Landlord's obligations under this Lease, including the return of any security deposit delivered to such transferee, except that Landlord shall not be released of the obligation to return to Tenant any security deposit not delivered to its transferee. Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

      19. ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS.  Tenant shall, within ten
(10) days of receiving a request from Landlord, execute, and deliver to Landlord or its designee (i) financial statements, including an income statement and balance sheet, for Tenant's most recently ended fiscal year, provided that any recipient thereof executes a reasonable non-disclosure agreement so long as Tenant's stock is privately held, and (ii) a certificate acknowledged in recordable form stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of Tenant, Landlord has committed no uncured defaults and Tenant has no offsets or claims. Tenant may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent estimate, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement after a second 5-day notice shall be conclusive evidence against Tenant that this Lease, with any amendments identified by Landlord, is in full force and effect, that there are no uncured defaults by Landlord, that not more than one month's Rent has been paid in advance, that Tenant has not paid any security deposit in excess of that set forth herein, and that Tenant has no claims or offsets against Landlord.

      20. SECURITY DEPOSIT. Tenant shall deposit with Landlord within ten (10) days after Landlord gives Tenant the notice required under Section 1.B. hereof security (the "Security Deposit") for the performance of all of its obligations in the amount set forth on the Schedule, which security shall be in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit") (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord or its assignees as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) drawable on an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable in the state of Landlord's choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit until a substitute Letter of Credit is provided. If Tenant defaults under this Lease (after lapse of any applicable notice and cure period), Landlord may use any part of the Security Deposit to pay or perform any obligation of Tenant under this Lease as permitted hereunder, or to compensate Landlord for any loss or damage resulting from any such default as permitted hereunder. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord reinstate the Security Deposit to its full amount. Landlord shall return the Letter of Credit to Tenant upon the earlier to occur of (i) thirty
(30) days after the end of the Term, provided Tenant has performed all of its obligations under this Lease and returned the Premises to Landlord at the end of the Term or (ii) Tenant's delivery to Landlord of audited financial statements showing that Tenant has earned a net operating profit for four (4) consecutive calendar quarters following the Commencement Date, provided Tenant deposits in cash with Landlord, prior to such return, a replacement Security Deposit equal to $115,000.00. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer and assumption by the transferee of the obligation to return the Security Deposit, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

      21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

      22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

      A.  Landlord.  To Landlord as follows:
          CarrAmerica Realty, L.P.
          t/a Riata Corporate Park
          400 West 15th Street, Suite 1400
          Austin, Texas  78701
          Attn:  Market Officer

          with a copy to:

          CarrAmerica Realty Corporation
          1700 Pennsylvania Avenue, N.W.
          Washington, D.C. 20006
          Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

      B.  Tenant.  To Tenant as follows:

          (i) Prior to the Commencement Date:

          NetSolve, Incorporated
          9130 Jollyville Road, Suite 200
          Austin, Texas  78759
          Attn:  Chief Financial Officer

          (ii) On or after the Commencement Date:

          NetSolve, Incorporated
          12,331-A Riata Trace Parkway
          Austin, Texas  78727
          Attn:  Chief Financial Officer

          with a copy to:

          L. Scott Austin, Esq.
          Worsham, Forsythe & Wooldridge, L.L.P.
          1601 Bryan Street, 30th Floor
          Dallas, Texas  75201

or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices or notices sent by overnight courier shall be deemed to have been given on the earlier of actual delivery or attempted delivery.

      23. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

      24. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease. Landlord shall be responsible for all commissions owing to Landlord's Real Estate Broker and Tenant's Real Estate Broker in connection with this Lease pursuant to separate written agreements. Such separate agreement between Landlord and Tenant's Real Estate Broker is dated September 4, 1997, and under certain circumstances may obligate Landlord to pay commissions in connection with expansion or renewal rights exercised by Tenant pursuant to this Lease. Tenant's Real Estate Broker shall be a third-party beneficiary with respect to any obligations imposed upon Landlord pursuant to the preceding two sentences.

      25. MISCELLANEOUS.

      A.  Successors and Assigns.   Subject to the limits on Tenant's assignment
contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

      B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account for amounts validly due under this Lease within twenty (20) days of Tenant's receipt of Landlord's statement.

      C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

      D. Time of the Essence. Time is of the essence of each provision of this Lease.

      E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

      F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

      G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

      H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

      I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

      J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

      K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

      L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

      M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

      N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

      O.  Landlord's Title.   Landlord's title shall always be paramount to the
interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

      P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with the Building or the Project. Landlord reserves to itself all land within the Project, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

      Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

      R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

      S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

      T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

      U. Survival. All obligations of Landlord and Tenant under this Lease which by their nature are intended to survive the termination of this Lease shall do so.

      V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

      W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

      X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

      Y. Usury Savings. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

      Z. Waiver of Warranties. TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY COMMERCIAL OR OTHER PARTICULAR PURPOSE.

      AA. Effective Date. Any reference contained in this Lease to the "Effective Date," "date hereof" or similar terms shall mean the last date on which any party required to execute or initial this Lease does so, and such date shall be set forth in the first paragraph of this Lease where indicated.

      BB. Special Provisions. Certain special provisions of this Lease are attached hereto as Appendix F and incorporated herein by this reference.

      26. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

      27. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion; provided, however, outdoor fuel storage for Tenant's generator and indoor storage of batteries for Tenant's uninterrupted power supply systems shall be permitted so long as such materials are used, stored, handled and disposed of in compliance with Environmental Laws (as defined below). "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws (collectively, "Environmental Laws"). If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from the contamination of the Project with Hazardous Substances as a result of or arising out of the use or occupancy of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.

      28. LANDLORD'S DEFAULT; EXCULPATION. In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall there upon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to cure any default after such notice and cure period, Tenant shall not have any remedy or cause of action by reason thereof. In event of any default by Landlord continuing after such notice and cure period, Tenant's exclusive remedy shall be an action for damages. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder, and in no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Tenant be personally liable for any of Tenant's obligations hereunder.

      29. LANDLORD'S LIEN. LANDLORD SHALL HAVE AND TENANT HEREBY GRANTS TO LANDLORD A CONTINUING SECURITY INTEREST FOR ALL RENT AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE AND INVENTORY SITUATED ON THE PREMISES, WHICH IS LOCATED AT 12,331-A, 12,331-B OR 12,357-A, RIATA TRACE PARKWAY, AUSTIN, TEXAS, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM OTHER THAN IN THE ORDINARY COURSE OF BUSINESS WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED. PRODUCTS OF COLLATERAL ARE ALSO COVERED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING WITHOUT LIMITATION THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS PARAGRAPH AT PUBLIC OR PRIVATE SALE UPON FIVE (5) DAYS NOTICE TO TENANT. TENANT HEREBY AGREES TO EXECUTE SUCH OTHER INSTRUMENTS REASONABLY REQUIRED TO PERFECT THE SECURITY INTEREST HEREBY CREATED. ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO. LANDLORD AND TENANT AGREE THAT THIS LEASE AND SECURITY AGREEMENT SERVES AS A FINANCING STATEMENT AND THAT A COPY OR PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS PORTION OF THIS LEASE MAY BE FILED OF RECORD BY LANDLORD AND HAVE THE SAME FORCE AND EFFECT AS THE ORIGINAL. THIS SECURITY AGREEMENT AND FINANCING STATEMENT ALSO COVERS FIXTURES LOCATED AT THE PREMISES, AND MAY BE FILED FOR RECORD IN THE REAL ESTATE RECORDS. TENANT WARRANTS THAT THE COLLATERAL SUBJECT TO THE SECURITY INTEREST GRANTED HEREIN IS NOT PURCHASED OR USED BY TENANT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL, UPON REQUEST BY TENANT, SUBORDINATE ITS SECURITY INTEREST AS AFORESAID TO ANY LINE OF CREDIT LENDER AND/OR ANY EQUIPMENT LESSOR DESIGNATED BY TENANT, PURSUANT TO A SUBORDINATION AGREEMENT REASONABLY ACCEPTABLE TO LANDLORD.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                  LANDLORD:

                                  CARRAMERICA REALTY, L.P., a Delaware limited partnership, t/a Riata Corporate Park

Address:                          By:  CarrAmerica Realty GP Holdings, Inc., a
                                       Delaware corporation, General Partner
400 West 15th Street, Suite 1400
Austin, Texas  78701
Attn:  Market Officer             By: /s/ Robert E. Peterson
                                     -------------------------------------------
                                  Name:  Robert E. Peterson
                                       -----------------------------------------
                                  Title:  Vice President
                                        ----------------------------------------


                                  TENANT:

Address:                          NETSOLVE, INCORPORATED, a Delaware corporation

9130 Jollyville Road, Suite 200
Austin, Texas  78759              By: /s/ Ken Kieley
Attn:  Chief Financial Officer       -------------------------------------------
                                  Name:  Ken Kieley
                                       -----------------------------------------
                                  Title: VP Finance & CFO
                                        ----------------------------------------

                                  APPENDIX A

              LEGAL DESCRIPTION OF LAND AND PLAN OF THE PREMISES


     Lots 4, 5, 6, 7 and 9, Amended Plat, Riata Section Two, Block B, recorded in Book 98, Page 19, of the Plat Records of Travis County, Texas.



               (see attached floor plan depicting the Premises)

                                  APPENDIX A-1

                           INITIAL PROJECT SITE PLAN

                                  APPENDIX B

                             RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's reasonable judgment, appear unsightly from outside of the Building.

     2. The Building directory shall be available to Tenant solely to display names and their location in the Building, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Building.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord, which shall not be unreasonably withheld; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord, except as permitted under the Lease.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

     9. Without the prior written consent of Landlord, which shall not be unreasonably withheld, no additional locks shall be placed upon any doors, windows or transoms in or to the Premises, and Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys (including card keys) and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

          In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys, shall order all such keys solely from Landlord and shall pay Landlord $10.00 each for any keys in addition to the two sets of keys originally furnished by Landlord for each lock, which dollar amount shall be increased only to pass through any increases from the supplier of such additional keys.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in any elevator, except in such elevator as shall be designated by Landlord, and with such padding or other precautions as may be required by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building any item normally taken in or out through any trucking concourse or service doors.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Building at the end of the day, provided that Landlord hereby acknowledges that Tenant may be operating its business, including the operation of computers, 24 hours a day within the Premises.

     13. Without the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not use the name of the Building or the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Building as the address of its business.

     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building or the Project.

     18. Tenant acknowledges that Building or Project security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building or the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their reasonable discretion, require that persons entering or leaving the Building or the Project identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Building and Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

     19. Tenant shall not do or permit the manufacture, sale or purchase of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     20.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     21. Tenant shall not provide any janitorial services or professional cleaning without Landlord's written consent, not to be unreasonably withheld, and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or professional cleaning contractor or employees at all times reasonably satisfactory to Landlord.

     22. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the exterior windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be reasonably approved by Landlord.

     23. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     24. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves to the extent any such items interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     25. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily included within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     26. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building. Upon request by Tenant, Landlord shall provide Tenant with information as to the load limits for such areas.

     27. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside (other than the hanging of ordinary art work or decorations on the inside of the Premises), without the prior written consent of Landlord, not to be unreasonably withheld.

     28. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance.

     29. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building. Unless required otherwise by applicable law, Tenant shall be allowed to keep essential personnel in the Building during fire drills.

                                  APPENDIX C

                         TENANT IMPROVEMENT AGREEMENT

     1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined). The Initial Improvements shall include Tenant's building and common area signage.

     Landlord shall cause the Plans to be prepared, at Landlord's cost as part of Landlord's Contribution, by a registered professional architect, and mechanical and electrical engineer(s). Within forty-five (45) days after the date of the Lease, Landlord shall furnish the initial draft of the Plans to Tenant for Tenant's review and approval. Tenant shall within two (2) weeks after receipt either provide comments to such Plans or approve the same. Tenant shall be deemed to have approved such Plans if it does not provide comments on such Plans within such 2-week period. If Tenant provides Landlord with comments to the initial draft of the Plans, Landlord shall provide revised Plans to Tenant incorporating Tenant's comments within one week after receipt of Tenant's comments. Tenant shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Tenant shall be deemed to have approved such revised Plans if Tenant does not provide comments on such Plans within such 1-week period. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Tenant.

     Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

     Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of two percent (2%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

     2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required within five (5) business days of Landlord's receipt of such plans. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications with respect to Change Orders, and the construction of all Change Orders, subject to Landlord's Contribution.

     3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $19.00 per square foot of Usable Area within the Premises ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders, including costs for architectural and engineering services and permitting and construction fees. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord fifty percent (50%) upon commencement of construction of the Initial Improvements and/or Change Orders and fifty percent (50%) upon the later of receipt of documentation of the final costs and the Commencement Date.

     4. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

          (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

          (b) Contractor's performance of any Change Orders; or

          (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

          (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

          (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

          (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

          (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord shall permit Tenant and its agents to enter the Premises not less than fifteen (15) days prior to the

Commencement Date to prepare the Premises for Tenant's use and occupancy. Such permission shall constitute a license only, conditioned upon Tenant's:

          (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

          (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

          (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

     6. LATE COMPLETION DATE. In the event the Completion Date has not occurred by August 21, 1998 (subject to any Tenant Delays), Landlord shall relocate Tenant to temporary space ("Temporary Space") elsewhere. Landlord shall deliver the Temporary Space to Tenant on or before August 21, 1998. The Temporary Space shall be located in no more than three (3) buildings within the Austin, Texas metropolitan area, and shall contain no less than 45,000 rentable square feet in the aggregate in occupiable condition, but otherwise "as is." Tenant's gross rent for the Temporary Space shall be $14.50 per rentable square foot per year from August 21, 1998 through and including November 30, 1998, and $0.00 per rentable square foot thereafter, continuing until Landlord delivers the substantially completed Premises to Tenant. Landlord shall reimburse Tenant for Tenant's reasonable cost associated with such move (including, but not limited to, the cost of installing equipment and telecommunications lines) from Tenant's current office space location to the Temporary Space upon Tenant's delivery to Landlord of paid invoices evidencing such costs.

     7. MISCELLANEOUS. Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease. Notwithstanding anything to the contrary in this Appendix C, the total amount payable by Tenant shall not exceed $1,422,263, less the Landlord's Contribution, but increased by the cost of any changes to the Initial Improvements from: (i) the "Schematic Test Fit" and/or the "Architectural Pricing Criteria for the NetSolve Lease in the Riata Office Park Austin, Texas" each of which as prepared by RTG/Partners, Inc. and dated August 4, 1997; and/or
(ii) the "Mechanical/Electrical Pricing Criteria for the NetSolve Lease in the Riata Office Park, Austin, Texas" prepared by MEJ & Associates, Inc. on August 5, 1997.

                                  APPENDIX D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT


     None.

                                  APPENDIX E

                        COMMENCEMENT DATE CONFIRMATION

Landlord:      CarrAmerica Realty, L.P., a Delaware limited partnership
               t/a Riata Corporate Park

Tenant:        ____________________, a _____________

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as Suite ____ in the building commonly known as [PROPERTY NAME] (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is _____________, 199__, and the Termination Date of the Lease is _______________, _____.

     2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

     3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                              TENANT:

                              NETSOLVE, INCORPORATED, a Delaware
                              corporation

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              LANDLORD:

                              CARRAMERICA REALTY, L.P., a Delaware
                              limited partnership

                              By:   CarrAmerica Realty GP Holdings, Inc.,
                                    a Delaware corporation, General Partner

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                  APPENDIX F

                              SPECIAL PROVISIONS


     1. EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one period of five (5) years (the "Renewal Term") upon the same terms contained in this Lease, excluding the provisions of Appendix C of the Lease and except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension option.

     A. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space (including the extent of tenant improvements) in the Project and other first class office buildings in the vicinity of the Project as reasonably determined by Landlord.

     B. To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not more than twelve (12) months, nor less than nine (9) months, prior to the proposed commencement of the Renewal Term. Within ninety
(90) days of Landlord's receipt of Tenant's initial non-binding notice, Landlord shall calculate and inform Tenant of the Base Rent for the Premises during the Renewal Term. Such calculation shall be final and shall not be recalculated at the actual commencement of the Renewal Term if any. Tenant shall give Landlord final binding notice of intent to exercise its option to extend within fifteen
(15) days after receiving Landlord's calculation of Base Rent. If Tenant fails to give either its initial nonbinding notice or its final binding notice timely, Tenant will be deemed to have waived its option to extend.

     C. Tenant's option to extend this Lease is subject to the conditions that: (i) that on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months of the Term.

     D. Tenant agrees to accept the Premises at the commencement of the Renewal Term in its then-present condition, "AS IS" and "WITH ALL FAULTS."

     2. RIGHT OF FIRST REFUSAL. Subject to Subsection B below, Landlord hereby grants to Tenant for the term of the Lease a right of first refusal for the balance of the first (1st) floor of the Building, comprising approximately 21,455 Rental Square Feet (subject to adjustment pursuant to Section 1C of the Lease) (the "Expansion Space"), to be exercised in accordance with Subsection A below.

     A. In the event Landlord receives a bona fide offer from a third party to lease all or a portion of the Expansion Space, or Landlord makes such an offer to a third party with respect to all or a portion of the Expansion Space, Landlord shall so notify Tenant ("Landlord's RFR Notice"), identifying the available Expansion Space (the "RFR Space"). Landlord's RFR Notice shall contain the terms upon which Landlord is willing to lease the RFR Space, including base rent at the then prevailing market rate for a comparable term for tenants of comparable size and creditworthiness for comparable space in the Project and other first class office buildings in the vicinity of the Project as reasonably determined by Landlord. Tenant shall notify Landlord within ten (10) business days of receipt of Landlord's RFR Notice whether it desires to lease the RFR Space on the terms set forth in Landlord's RFR Notice. If Tenant does not notify Landlord within said 10-business day period that it will lease the RFR Space, Tenant shall be deemed to have refused the RFR Space. After any refusal, Tenant shall have no further right of first refusal for such RFR Space and Landlord shall be free to lease such space to any party for any term. If Tenant exercises its right of first refusal with respect to the RFR Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease on
(a) the terms specified in Landlord's RFR Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord's RFR Notice, except that the terms of Landlord's RFR Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the RFR Space.

     B.   Tenant's right of first refusal is subject to the conditions that:
(i) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the RFR Space is added to the Premises, and (iii) Tenant failed to exercise its option under Paragraph 2 of this Appendix F to lease the Expansion Space.

     C. Promptly after Tenant's exercise of its right of first refusal under this Paragraph 3, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the RFR Space. Within fifteen (15) days after Tenant's receipt of an accurate amendment from Landlord, Tenant shall execute and return the amendment.

                                      F-2